Exhibit 24(b)

January 24, 2020

Andrew W. Evans 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	Melissa K. Caen 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308

Dear Mr. Evans and Ms. Caen:

Alabama Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and (2) the Company’s Quarterly Reports on Form 10-Q during 2020.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,
ALABAMA POWER COMPANY
By	/s/Mark A. Crosswhite
Mark A. Crosswhite Chairman, President and Chief Executive Officer

/s/Angus R. Cooper, III Angus R. Cooper, III	/s/Catherine J. Randall Catherine J. Randall
/s/Mark A. Crosswhite Mark A. Crosswhite	/s/C. Dowd Ritter C. Dowd Ritter
/s/O. B. Grayson Hall, Jr. O. B. Grayson Hall, Jr.	/s/R. Mitchell Shackleford III R. Mitchell Shackleford III
/s/Anthony A. Joseph Anthony A. Joseph	/s/Phillip M. Webb Phillip M. Webb
/s/James K. Lowder James K. Lowder	/s/Philip C. Raymond Philip C. Raymond
/s/Robert D. Powers Robert D. Powers	/s/Anita Allcorn-Walker Anita Allcorn-Walker

Extract from minutes of meeting of the board of directors of Alabama Power Company.

- - - - - - - - - -

RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its 2020 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, this Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to Andrew W. Evans and Melissa K. Caen.

- - - - - - - - - -

The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Alabama Power Company, duly held on January 24, 2020, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 19, 2020	ALABAMA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary